UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2007

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of principal execute offices, including zip code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On September 28, 2007 the Company's Board of Directors approved a share repurchase plan authorizing management to repurchase up to $5 million of Terra Nova Financial Group, Inc.'s outstanding common stock. Stock repurchases will be made in the open market, in block transactions, or in privately negotiated transactions and may be made from time to time or in one or more larger repurchases, all as determined by the officers of the Company in their discretion. The Company shall conduct the repurchases in compliance with Securities and Exchange Commission Rule 10b-18. The program shall commence immediately and expire on September 30, 2008. The program does not obligate the Company to acquire any particular amount of common stock and the program may be modified, suspended or terminated at any time at the Company's discretion.

Item 9.01 - Financial Exhibits, Pro Forma Financial Information and Exhibits

Exhibits
99.1	Press Release issued September 28, 2007

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA NOVA FINANCIAL GROUP, INC.
(Registrant)

By:/s/ Michael G. Nolan
Michael G. Nolan, Chief Executive Officer

Date: September 28, 2007